UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2010

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

           On May 24, 2010, J. C. Penney Company, Inc. (the “Company”) issued a press release announcing the expiration and results of its cash tender offer to purchase up to $300 million aggregate principal amount of outstanding debt securities of its wholly-owned subsidiary, J. C. Penney Corporation, Inc.  The offer expired at 11:59 p.m., New York City time, on May 21, 2010. The Company, as co-obligor on the debt securities, and J. C. Penney Corporation, Inc., as issuer of the debt securities, have accepted for purchase on a pro rata basis $300 million principal amount of the Acceptance Priority Level 1 6.375% Senior Notes due 2036 validly tendered and not validly withdrawn pursuant to the offer. Debt securities in the lower priority levels were not accepted for purchase. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibit 99.1	J. C. Penney Company, Inc. Press Release dated May 24, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Janet Dhillon
Janet Dhillon
Executive Vice President and
General Counsel

Date:  May 25, 2010

EXHIBIT INDEX

Exhibit Number                          Description

99.1                                      J. C. Penney Company, Inc. Press Release dated May 24, 2010